UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On October 6, 2016, Mistras Group, Inc. (the “Company,” “we” or “us”) issued a press release announcing the financial results for the first quarter of fiscal year ending May 31, 2017, which ended August 31, 2016.  A copy of the press release is attached as Exhibit 99.1 to this report.

Disclosure of Non-GAAP Financial Measures

In the press release attached, the Company uses the terms “Adjusted EBITDA” and “free cash flow” which are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”).  Information regarding these non-GAAP financial measures and their use by the Company is set forth in the Company’s annual report on Form 10-K filed August 15, 2016.

The press release also uses the non-GAAP financial measure ”net debt” and the tables attached to the press release include the non-GAAP financial measure "Segment and Total Company Income (Loss) before Special Items”, reconciling this measure to a financial measure under GAAP.  Information about these non-GAAP measures are included in the press release.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

99.1                        Press release issued by Mistras Group, Inc. dated October 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: October 6, 2016	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
99.1	Press release issued by Mistras Group, Inc. dated October 6, 2016

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